UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2008

Playboy Enterprises, Inc.
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(Exact name of registrant as specified in its charter)

Delaware	001-14790	36-4249478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 North Lake Shore Drive, Chicago, Illinois 60611
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(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 751-8000

Not applicable.
_____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On April 1, 2008, Playboy Enterprises, Inc. and subsidiaries, or we, our or us, completed the sale of the assets related to our Los Angeles production facility to Broadcast Facilities, Inc., or Broadcast, for $12.0 million.  As previously disclosed, our need for the facility has significantly decreased since its inception, and we forecast that the need for linear network transmission capacity will continue to decrease over the next several years.  We recorded a $1.5 million charge on assets held for sale in 2007.

In connection with the sale of such assets, we entered into an agreement to sublet the entirety of the leased operating facility in Los Angeles, California to Broadcast for a period equal to the remaining term of our lease.  Broadcast has agreed to assume all of our liabilities and obligations under the existing lease of the facility as a part of the sublease and has provided a letter of credit in the amount of $5.0 million to secure the performance of its obligations under the sublease.

Also in connection with the sale of such assets, we have assigned our rights and obligations under our four domestic transponder agreements to Broadcast and we have entered into a services agreement under which Broadcast is providing us with certain satellite transmission services and other related services (including compression, uplinking and downlinking) for our standard definition cable channels.  If we launch high definition cable channels during the term of the services agreement, the buyer will also provide such services for our high definition channels.  Broadcast is also providing us with a dedicated radio studio, dedicated office space and certain optional services upon our request.  The agreement includes other terms and conditions which are standard for an agreement of this nature and continues for an initial term of five years.  After the initial term, we may renew the agreement for an additional three-year term on substantially the same terms and conditions.

The foregoing description of the terms of the sublease agreement and the services agreement is a summary and by its nature is incomplete.  For further information regarding the terms and conditions of these agreements, reference is made to the complete text of the agreements, which will be filed as exhibits to one of our future Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2008	PLAYBOY ENTERPRISES, INC.

	By:	/s/ Linda Havard
Linda G. Havard
Executive Vice President,
Finance and Operations, and
Chief Financial Officer